UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  November 30, 2002

GB&T BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File No:	000-24203

Georgia	58-2400756
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia  30501
(Address of principal executive offices)

(770) 532-1212
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.      OTHER EVENTS

On November 30, 2002, GB&T Bancshares, Inc., Gainesville, Georgia (the “Company”) consummated the previously announced acquisition of Home Town Bank of Villa Rica, Villa Rica, Georgia, a Georgia banking corporation (“Home Town”), pursuant to the Agreement and Plan of Reorganization dated June 13, 2002, and  amended September 30, 2002 (the “Agreement”) between the Company and Home Town. The consideration given was, 1.0588 shares of the Company’s common stock or cash of $18.00 or a combination of both, for each outstanding share of Home Town common stock.  The total consideration is subject to a maximum cash amount of $7,068,366 or not more than 50% of the total consideration.  At November 30, 2002, a total of 785,874 shares of Home Town common stock was issued and outstanding.  The consideration was determined by negotiation among the parties. The transaction was accounted for as a purchase.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements and Pro Forma Financial Information

            None Required

Exhibits

            2.1(a)           Agreement and Plan of Reorganization dated June 13, 2002 and as amended September 30,2002, between GB&T Bancshares, Inc. and Home Town Bank of Villa Rica (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-99461) filed on October 16, 2002, as amended).

            99.1             Press Release Issued Friday, December 06, 2002

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

   GB&T BANCSHARES, INC.

   By:   /s/ Gregory L. Hamby
             Gregory L. Hamby
            Chief Financial Officer

Dated:  December 6, 2002